Exhibit 99.1

Teradyne Reports Third Quarter, 2007 Results

NORTH READING, Mass.—(BUSINESS WIRE)—October 17, 2007— Teradyne, Inc. reported sales of $299 million in the third quarter of 2007. Net income was $41 million, or $0.22 per diluted share. Income from continuing operations in the quarter was $35 million, or $0.19 per diluted share on a GAAP basis, and $32 million, or $0.17 per diluted share on a non-GAAP basis. Bookings for the third quarter were $273 million.

“We continue to make solid progress in new design wins, despite the third quarter decline in semiconductor test bookings,” said Michael Bradley, Teradyne president and CEO. “Although tester utilization levels remained very high in the quarter, customers continue to be cautious about adding capacity in the short term.”

Guidance for the fourth quarter of 2007 is for sales between $250 million and $275 million, with earnings between $0.04 and $0.10 per diluted share.

As of October 17, 2007, Teradyne completed its authorized stock repurchase program. Since the inception of the program in the third quarter of 2006, Teradyne has repurchased 27,947,230 shares at an average price of $14.31.

Webcast

A webcast to discuss third quarter 2007 results, along with management’s outlook, will be held on Thursday, October 18, 2007 at 10 a.m. EDT. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 1-800-642-1687. The replay number outside the U.S. & Canada is 1-706-645-9291. The pass code for both numbers is 20095692. A replay will also be available on the Teradyne Web site www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and through the Web site until November 1, 2007.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2006, Teradyne had sales of $1.36 billion from continuing operations, and currently employs about 3,600 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries).

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); the decision by customers to cancel or defer orders that previously had been accepted; reductions or delays in capital investment by our customers; competitive pressures (including pricing and gross margin pressures); the risks of operating internationally, disruptions, delays or an inadequate supply of raw materials, components or internal and external manufacturing capability; the operational effectiveness of our outsourced manufacturing activities, and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2006, and; our periodic reports on Forms 10-Q and 8-K.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2007

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Nine Months Ended:
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Net Revenues	$299,461	$288,710	$354,717	$841,864	$1,097,565
Cost of Revenues (1)(2)	155,215	151,490	180,332	447,001	565,471

Gross Profit	144,246	137,220	174,385	394,863	532,094
Operating Expenses:
Engineering and Development (1)	52,245	52,417	51,791	153,924	154,193
Selling and Administrative (1)	62,870	62,760	70,452	188,642	214,789
In-process Research and Development (3)	—	—	—	16,700	—
Restructuring and Other, net (4)	(3,119)	568	(15,112)	(304)	(36,806)

Operating Expenses	111,996	115,745	107,131	358,962	332,176
Income from Operations	32,250	21,475	67,254	35,901	199,918
Interest Income	7,784	9,299	12,453	27,182	33,595
Interest Expense	(119)	(74)	(3,518)	(629)	(10,359)
Other Income (5)	—	—	—	1,832	—

Income from Continuing Operations Before Income Taxes	39,915	30,700	76,189	64,286	223,154
Income Tax Provision	4,717	3,454	9,866	9,556	27,874

Income from Continuing Operations	35,198	27,246	66,323	54,730	195,280
Income/(Loss) from Discontinued Operations (6)	6,084	618	(1,908)	6,795	(3,623)
Income Tax Provision	293	210	3,850	518	3,774

Income/(Loss) from Discontinued Operations	5,791	408	(5,758)	6,277	(7,397)

Net Income	$40,989	$27,654	$60,565	61,007	$187,883

Income per Common Share from Continuing Operations:
Basic	$0.19	$0.14	$0.34	$0.29	$0.99

Diluted (7)	$0.19	$0.14	$0.34	$0.29	$0.97

Net Income per Common Share:
Basic	$0.22	$0.15	$0.31	$0.33	$0.96

Diluted (7)	$0.22	$0.14	$0.31	$0.32	$0.94

Weighted Average Common Shares - Basic	183,566	189,391	193,563	187,527	196,608

Weighted Average Common Shares - Diluted (7)	185,298	191,405	204,551	189,222	208,585

Net Orders	$273,332	$306,553	$238,147	$825,860	$999,314

(1) Includes the following amounts related to stock-based compensation:

	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Cost of Revenues	$1,059	$1,289	$1,110	$3,732	$3,343
Engineering and Development	1,729	2,103	1,813	6,091	5,456
Selling and Administrative	2,789	3,391	2,923	9,822	8,799

	$5,577	$6,783	$5,846	$19,645	$17,598

(2)      Cost of revenues includes an inventory provision of $8.0 million in the nine months ended October 1, 2006 for non-FLEX products in the Semiconductor Test Division. For the quarter ended July 1, 2007, and nine months ended September 30, 2007, $0.5 million was recorded as a credit related to previously written off inventory in the Semiconductor Test Division.

(3) In-process research and development charge from the acquisition of enabling test technology from MOSAID Technologies during the first quarter of 2007 for the Semiconductor Test Division.

(4) Restructuring and Other, net consists of:
	Quarter Ended:			Nine Months Ended:
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Severance	$2,291	$1,505	$1,044	$5,997	$2,638
Facility related	—	(52)	447	(16)	(821)
Loss/(gain) on sale of real estate	(3,628)	21	(16,583)	(3,597)	(38,319)
Insurance gain from Taiwan fire	(1,782)	—	—	(1,782)	—
Gain on sale of product lines	—	(906)	(20)	(906)	(406)
Long-lived asset impairment	—	—	—	—	50
Other	—	—	—	—	52

	$(3,119)	$568	$(15,112)	$(304)	$(36,806)

(5) Recognition of fair value of an asset related to an equity investment.

(6)      On August 1, 2007 Teradyne completed the sale of its Broadband Test Systems Division with Tollgrade Communications, Inc. for a gain of $6,282

The results for discontinued businesses have been included within discontinued operations for all periods presented.

(7)      Teradyne had convertible debentures that matured in the fourth quarter of 2006. Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurred when earnings were greater than $0.24 per share per quarter.

	Quarter Ended:			Nine Months Ended:
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Shares included in diluted shares	—	—	10.4	—	10.9
Net interest expense added back to net income	$—	$—	$2.6	$—	$7.9

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30, 2007	December 31, 2006
Assets
Cash and Cash Equivalents	$429,078	$568,025
Marketable Securities	187,176	47,766
Accounts Receivable	231,561	155,770
Inventories	91,852	92,813
Other Current Assets	31,345	21,527
Current Assets from Discontinued Operations (1)	—	3,509

	971,012	889,410
Net Property, Plant and Equipment	351,712	365,521
Long-term Marketable Securities	131,409	328,827
Goodwill	69,147	69,147
Intangible and Other Assets	36,622	35,819
Retirement Plans Assets	36,400	31,503
Long-term Assets from Discontinued Operations (1)	—	828

	$1,596,302	$1,721,055

Liabilities
Accounts Payable	64,515	39,918
Accrued Employees’ Compensation and Withholdings	65,188	87,811
Deferred Revenue and Customer Advances	38,711	44,053
Other Accrued Liabilities	48,375	47,023
Income Taxes Payable	5,262	36,052
Current Liabilities from Discontinued Operations (1)	—	4,859

	222,051	259,716
Retirement Plans Liabilities	83,736	81,121
Other Long-term Liabilities	21,071	18,352
Long-term Liabilities from Discontinued Operations (1)	—	679

	326,858	359,868
Shareholders’ Equity	1,269,444	1,361,187

	$1,596,302	$1,721,055

(1)	On August 1, 2007 Teradyne completed the sale of its Broadband Test Systems Division with Tollgrade Communications, Inc.

The division’s assets and liabilities have been included within discontinued operations.

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP income and non-GAAP income per share refer to income from continuing operations or income per common share from continuing operations excluding in-process research and development, restructuring and other, net, certain inventory provisions, certain other income and certain tax related items, as well as adjustments to profit sharing and taxes due to these exclusions. GAAP requires that these items be included in determining income from continuing operations. Non-GAAP income from continuing operations (which is the basis for non-GAAP income per share) gives an indication of Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside the Company’s ongoing operating results. The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses and credits, through providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

	Quarter Ended:						Nine Months Ended:
(in millions, except per share data)	September 30, 2007		July 1, 2007		October 1, 2006		September 30, 2007		October 1, 2006
Gross Margin - GAAP	$144.2	48.2%	$137.2	47.5%	$174.4	49.2%	$394.9	46.9%	$532.1	48.5%
Inventory provision / (reversal) (1)	—		(0.5)		—		(0.5)		8.0

Gross Margin - non-GAAP	$144.2	48.2%	$136.7	47.3%	$174.4	49.2%	$394.4	46.8%	$524.1	47.8%
Income from Continuing Operations - GAAP	$35.2	11.8%	$27.2	9.4%	$66.3	18.7%	$54.7	6.5%	$195.3	17.8%
Inventory provision / (reversal) (1)	—		(0.5)		—		(0.5)		8.0
In-process research and development (2)	—		—		—		16.7		—
Restructuring and other, net (3)	(3.1)		0.5		(15.1)		(0.3)		(36.8)
Other income (4)	—		—		—		(1.8)		—
Profit sharing adjustment (5)	0.0		—		0.2		(1.6)		(0.4)
Income tax adjustment (6)	(0.4)		—		0.3		(0.3)		0.5
Tax benefit from gain on disposal of TCS (7)	—		—		(3.9)		—		(3.9)

Income from Continuing Operations - non-GAAP	$31.7	10.6%	$27.2	9.4%	$47.8	13.5%	$66.9	7.9%	$162.7	14.8%

GAAP Income per Common Share from Continuing Operations - Basic	$0.19		$0.14		$0.34		$0.29		$0.99

Non-GAAP Income per Common Share from Continuing Operations - Basic	$0.17		$0.14		$0.25		$0.36		$0.83

GAAP Weighted Average Common Shares - Basic	183.6		189.4		193.6		187.5		196.6
GAAP Income per Common Share from Continuing Operations - Diluted (8)	$0.19		$0.14		$0.34		$0.29		$0.97

Non-GAAP Income per Common Share from Continuing Operations - Diluted (8)	$0.17		$0.14		$0.25		$0.35		$0.82

GAAP Weighted Average Common Shares - Diluted (8)	185.3		191.4		204.6		189.2		208.6

(1)

Cost of revenues includes an inventory provision reversal of $0.5 million in the quarter ended July 1, 2007 and nine months ended September 30, 2007 and an inventory provision of $8.0 million for the nine months ended October 1, 2006 for non-FLEX products in the Semiconductor Test Division.

(2)	In-process research and development charge from the acquisition of enabling test technology from MOSAID Technologies during the first quarter of 2007 for the Semiconductor Test Division.

	Quarter Ended:			Nine Months Ended:
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
(3) Restructuring and other, net consists of (in millions):
Employee severance	$2.3	$1.5	$1.0	$6.0	$2.6
Facility related	—	(0.1)	0.4	(0.0)	(0.8)
Gain on sale of real estate	(3.6)	0.0	(16.5)	(3.6)	(38.4)
Insurance gain from Taiwan fire	(1.8)	—	—	(1.8)	—
Gain on sale of product lines	—	(0.9)	(0.0)	(0.9)	(0.4)
Long-lived asset impairment	—	—	—	—	0.1
Other	—	—	—	—	0.1

	$(3.1)	$0.5	$(15.1)	$(0.3)	$(36.8)

(4)	Recognition of fair value of an asset related to an equity investment.

(5)	To adjust the profit sharing calculation in accordance with the profit sharing plan for the non-GAAP items.

(6)	To adjust the tax provision for the non-GAAP items.

(7)

Under GAAP, there was a tax benefit recorded in continuing operations for finalization of the 2005 U.S. tax losses, with an offsetting tax provision in the gain on sale of TCS included in discontinued operations.

(8)

Teradyne had convertible debentures that matured in the fourth quarter of 2006. Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurred when earnings were greater than $0.24 per share per quarter.

	Quarter Ended:			Nine Months Ended:
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Shares included in diluted shares	—	—	10.4	—	10.9
Net interest expense added back to net income	$—	$—	$2.6	$—	$7.9

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Tom Newman, 978-370-2425
Vice President of Corporate Relations